Exhibit 5.1
May 5, 2009
Pengrowth Corporation
Pengrowth Energy Trust
2100, 222 – 3rd Ave SW
Calgary, AB  T2P 0B4
Re:   Amendment to the Registration Statement on Form F-10/A
for Pengrowth Energy Trust
     We have acted as Canadian counsel to Pengrowth Energy Trust (“Pengrowth”) in connection with the prospectus included in the amendment to the registration statement on Form F-10/A (the “Registration Statement”) being filed on May 5, 2009 by Pengrowth with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.
     We know that we are referred to under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement, and we hereby consent to such uses of our name and opinion in the Registration Statement.
     We also consent to references to us in the Information Circular dated May 9, 2008 of Pengrowth, which is incorporated by reference in the Registration Statement.
Yours truly,
/s/  BENNETT JONES LLP

BENNETT JONES LLP